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                                                                    Exhibit No.3



                                   (VSNL LOGO)
                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary
HQ/CS/CL.24B/10467
23 December 2003

Sir,

     SUB: VSNL PRESS RELEASE - VSNL LAUNCHES `TATA INDICOM
          TOTAL INTERNET - AN INTEGRATED NET SOLUTION

     The copy of the Press Release issued today with respect to the captioned subject is attached which is self-explanatory.

Thanking you,
                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                  Rishabh Aditya
                                                         Asst. Company Secretary

To :

     1) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

     2) The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

     3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

     4) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

     5) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.

     6) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. : 497 29 93.

     7) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

     8) Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646

     9) Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071

     10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 023. Fax : 267 3199

     11)  Mr. Pavithra Kumar, for SEC filing requirements, Fax 1195

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                   VSNL LAUNCHES 'TATA INDICOM TOTAL INTERNET'
                          - AN INTEGRATED NET SOLUTION

     -    Launches Retail Net Telephony Services

     -    All Tata Indicom Dial-up customers Turn Net Telephony Customers
          Overnight!

MUMBAI, DECEMBER 23, 2003: Videsh Sanchar Nigam Limited, India's premier Telecom and Internet Services Company, today announced the launch of 'Tata Indicom Total Internet'- AN INTEGRATED solution COMPRISING MULTIPLE INTERNET SERVICES I.E. INTERNET ACCESS, NET TELEPHONY AND VALUE ADDED MAILING SERVICES. TOTAL INTERNET, WHICH IS AN UNIQUE CONCEPT INTRODUCED IN INDIA FOR THE VERY FIRST TIME, is an integrated one stop, hassle free quality Internet services solution that allows all existing and new Tata Indicom dial-up customers to avail themselves of multiple services like Internet Access, Net Telephony, Value added email services etc. using the rupee value in their Tata Indicom account from VSNL. This effectively means that all dialup customers of Tata Indicom from VSNL can use the entire range of Internet services of Tata Indicom, without having to buy a new pack!

The launch of the 'Tata Indicom Total Internet' pack also marks the company's launch of its Net Telephony Services to retail customers. THE NET TELEPHONY SERVICE WILL ENABLE CUSTOMERS TO MAKE ECONOMICAL SUPERIOR QUALITY CALLS ACROSS THE GLOBE FROM THE COMFORT OF THEIR PCS.

VSNL unveiled the new 'Tata Indicom Total Internet' value pack in an all-new 'avatar'. The Tata Indicom Total Internet packs are available in several denominations starting from Rs. 100 to Rs. 3000/- to suit the varying needs of customers. The packs will be available across over 5500 retail outlets in 22 cities in India. Customers can also purchase / refill their accounts through the Internet / across over 1675 ICICI Bank ATMs in the country.

The 'Tata Indicom Total Internet' pack seeks to redefine the present consumer purchase behavior of independently buying Internet Access in terms of hours, Net Telephony independently in terms of value and Extra mail space in terms of MB and provides a never before convenience to the consumer. Speaking on the new retail offering, Mr. S. K. Gupta, Managing Director, VSNL said, "VSNL is highly committed to its retail business. Our endeavor is to enable the power of choice to the customer, by offering various mechanisms in this direction. The launch of Tata Indicom Total Internet will enhance our value proposition to our retail customers as it will offer them great convenience and better value for their money."

The key advantages of the 'Tata Indicom Total Internet' offering to the customers are:
     - Increased convenience (No need to pay separately for different internet services)
     -    Better manageability of the account
     - Convenience of using same user ID and password for different services (post registration)

     - From an internet access & messaging perspective, the initiatives undertaken are:
          o    New billing servers to help authenticate faster
          o Re-organization of the network for providing better bandwidth and superior connectivity
          o New mail servers to provide faster email and value added messaging features

From a Net Telephony perspective VSNL, unlike most competitors in the market, has put in its own licensed solution. This clearly enables VSNL to offer
          o    A very flexible solution in terms of enhanced features
          o    Managed network for superior voice quality
          o    Customized Softphone for enhanced Net Telephony experience

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Total Internet: How it works?
     -    The customer will buy a pack worth a "Value" instead of the "hours"
          o    Eg: Pack of Rs. Rs. 864/- (inclusive of 8% Service tax)
          o Rate of Internet access at Rs. 8 per hour: thus providing 100 hrs of max internet usage, over and above the free surfing hours in the night from 11 pm to 7 am and on Sundays and National Holidays
          o    Net Telephony as per rate per minute (for a particular country)
          o Free 5 MB email space in units of MB / option to create a new email ID / additional mail box size

ABOUT VSNL
Videsh Sanchar Nigam Limited is India's leading provider of International Telecommunications and Internet Services. Besides International Long Distance services, VSNL also offers a host of other valued added services like internet and data services, and specialized services that include Video Conferencing, Television / Video uplinking, Program transmission services, Frame relay services and Inmarsat services. VSNL has also started offering National Long Distance services. With established relations with over 80 carriers across the globe, VSNL today has a strong infrastructure base that covers multiple gateways, earth stations and submarine cable systems. VSNL is listed across all the major stock exchanges in India and also has its ADRs listed on the New York Stock Exchange. (www.vsnl.com < http://www.vsnl.com >)

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
CERTAIN WORDS AND STATEMENTS IN THIS RELEASE CONCERNING VSNL AND ITS PROSPECTS, AND OTHER STATEMENTS RELATING TO VSNL'S EXPECTED FINANCIAL POSITION, BUSINESS STRATEGY, THE FUTURE DEVELOPMENT OF VSNL'S OPERATIONS AND THE GENERAL ECONOMY IN INDIA, ARE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF VSNL, OR INDUSTRY RESULTS, TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING VSNL'S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH VSNL WILL OPERATE IN THE FUTURE. THE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, CHANGES IN GOVERNMENT POLICIES OR REGULATIONS OF INDIA AND, IN PARTICULAR, CHANGES RELATING TO THE ADMINISTRATION OF VSNL'S INDUSTRY, AND CHANGES IN GENERAL ECONOMIC, BUSINESS AND CREDIT CONDITIONS IN INDIA. ADDITIONAL FACTORS THAT COULD CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS, MANY OF WHICH ARE NOT IN VSNL'S CONTROL, INCLUDE, BUT ARE NOT LIMITED TO, THOSE RISK FACTORS DISCUSSED IN VSNL'S VARIOUS FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THESE FILINGS ARE AVAILABLE AT WWW.SEC.GOV. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS RELEASE. VSNL EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN VSNL'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

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For further details, contact:
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
  Dr. G. C. Banik, Chief General Manager (PR),      Ms. Divya Kottayil, Vaishnavi Corporate
  Videsh Sanchar Nigam Limited,                     Communications Tel: 91-22-56568787/
  Tel: 91-22-5639 5153                              98206 62531
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